Exhibit 10.4

RELOCATION/SIGN-ON BONUS REPAYMENT AGREEMENT

I, Jordan Siegel, agree that I will reimburse Nabi Biopharmaceuticals for relocation expenses and/or a sign-on bonus paid on my behalf, if I voluntarily terminate my employment with Nabi Biopharmaceuticals or I am terminated for cause within twelve (12) months after my start date. The following pro-rated repayment schedule will apply:

1st Month	92%	7th Month	44%
2nd Month	84%	8th Month	36%
3rd Month	76%	9th Month	28%
4th Month	68%	10th Month	20%
5th Month	60%	11th Month	12%
6th Month	52%	12th Month	4%

/s/ Jordan Siegel	4/29/06
Employee Signature	Date

/s/ Thomas H. McLain	April 29, 2006
HR Representative Signature	Date